SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

UNR Holdings, Inc.

(Exact name of registrant as specified in charter)

Colorado 000-23712

(State or other jurisdiction (Commission File Number)

of incorporation)

40 Wall St., 28th Floor, New York, NY 10005

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 400-7532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On January 14, 2014, the Board of Directors of the Company accepted the resignation of Madsen & Associates, CPA’s Inc., its independent registered public accounting firm. On the same date, January 14, 2014, the accounting firm of MaloneBailey, LLP was engaged as the Company's new independent registered public accounting firm, to audit the Company’s financial statements for its fiscal years ending December 31, 2012 and December 31, 2013. From the date that Madsen & Associates, CPA’s Inc. were engaged, February 16, 2011, to the present time, or any other period of time, the reports of Madsen & Associates, CPA’s Inc. on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Madsen & Associates, CPA’s Inc., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Madsen & Associates, CPA’s Inc., would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

The Company has requested that Madsen & Associates, CPA’s Inc. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On January 14, 2014, the Company engaged MaloneBailey, LLP as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted MaloneBailey, LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. Description

16. Letter on change in certifying accountant from Madsen & Associates, CPA’s Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNR Holdings, Inc.

Date: January 16, 2014
By:/s/ Alexey A. Kim
Alexey A. Kim
Chief Executive Officer